REAL ESTATE PURCHASE AND SALE AGREEMENT


This Real Estate Purchase and Sale Agreement (the "Agreement") is by and between Auburn Land LLC, a Massachusetts limited liability company ("Seller"), and Emeritus Properties XIV, LLC, a Washington limited liability company ("Buyer").

This Agreement is attached to and a part of the Lease Agreement between Seller and Buyer dated January 1, 2000 (the "Lease") and shall become effective on the date of the exercise of the Purchase Option (as defined in the Lease) by Buyer as provided therein. Capitalized terms used herein shall have the same meanings as set forth in the Lease.

Pursuant to the terms of the Lease, Buyer has already investigated the Premises, the condition of title and the books and records relating thereto. Buyer acknowledges that Buyer has occupied the Premises as Tenant pursuant to a sublease (the "Sublease") with Sage, L.L.C. (the tenant under the Lease), as Landlord, and, as such, Buyer is intimately familiar with the Premises and hereby agrees to take title to same "as is".

Now,  therefore,  Buyer  and  Seller  agree  as  follows-:

1.     Purchase  and  Sale.  On the terms and conditions set forth herein, Buyer
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agrees  to  acquire  from  Seller  and  Seller  agrees  to transfer to Buyer the following:  (i) the Premises described on Exhibit A attached hereto, which shall
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include the Real Property, the Improvements, and the Facility, together with the all the furniture, fixtures, equipment, and any other improvements, (ii) the Personal Property, (iii) all rights, privileges, easements, including without limitation, all development rights, air rights, water rights, permits, and licenses, and (iv) Seller's interest in all existing service contracts, resident agreements, security and rental deposits, and all assignable warranties for the benefit of the Premises and the improvements thereon.

2.     Purchase  Price.  The  purchase  price shall be $10,200,000. The purchase
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price  shall  be  payable in full in cash certified funds or by wire transfer of immediately  available  funds  at  Closing.

3.     Earnest  Money.  Within  one  business  day  after full execution of this
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Agreement,  Buyer  shall  deposit  $100,000 with an escrow company designated by
Buyer (the "Escrow Agent") as an earnest money deposit (the "Earnest Money"). Upon closing of this transaction, the Earnest Money shall be credited against the Purchase Price. In the event this transaction fails to close as a result of Seller's default, the failure of any condition precedent to Buyer's obligations, or any reason other than Buyer's default, the Earnest Money shall be returned to Buyer. In the event this transaction fails to close as a result of Buyer's default, the Escrow Agent shall deliver the Earnest Money to Seller and retention of the Earnest Money by Seller shall be Seller's sole and exclusive remedy. Escrow Agent shall deposit the Earnest Money in an interest bearing account at a financial institution approved by Buyer.

4.     Closing.  Closing  shall occur on a date specified by Buyer, but no later
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than  ninety (90) days after exercise by Buyer of the Purchase Option ("Closing"
or "Closing Date"). Closing shall occur at the office of the Escrow Agent or at such other location mutually satisfactory to Buyer and Seller. Time is of the essence in this Agreement.

5.     Conveyance  Documents.
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a.     Delivery by Seller. On or prior to the Closing Date, Seller shall deposit
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with  the  Escrow  Agent,  the  following  conveyance  documents:

     i. The duly executed and acknowledged limited warranty deed, in the form attached hereto as Exhibit B, ready for recordation on the Closing Date.
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     ii.     An  affidavit  certifying  that  Seller  is  not a "foreign person"
within  the  meaning  of  the  Foreign  Investment  in  Real  Property  Tax Act.

     iii. Any customary affidavits or certifications required by the Title Company (as defined below) to issue the title policy.

v.     iv.     A  bill  of  sale  for  the  Personal  Property.

     v. Any other conveyance documents in a form customary for transactions of this nature.

     b.     Delivery  by  Buyer.
            -------------------

i.     A  duly  executed  assumption  of  leases  and  resident  agreements.

ii.     A  duly  executed  assumption  of  service  contracts.

iii. Any other conveyance documents in a form customary for transactions of this nature.

6.     Title  Insurance. Buyer shall procure its own title insurance issued by a
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title  company  designated  by Buyer (the "Title Company") in the face amount of the purchase price dated as of the Closing Date, and insuring Buyer's title to the Premises subject to the standard preprinted exceptions and the Permitted Exceptions (other than any Facility Mortgage, which will be satisfied in full and removed as an encumbrance to title by Seller in connection with Closing). Seller agrees to provide whatever affidavits Title Company may reasonably require to remove the standard preprinted exceptions for any mechanics liens and parties in possession (other than residents under existing resident agreements). Buyer shall be responsible for any surveys that may be required to remove the standard preprinted exceptions for survey matters.

7.     Closing  Costs.  At  Closing,  Seller  shall pay (i) real estate transfer
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taxes,  deed  taxes,  fees necessary to remove any liens related to the Facility mortgage or similar conveyance taxes, (ii) costs of compliance with Internal Revenue Code Section 6045(e) (if any), and (iii) one-half of Escrow Agent's escrow fees and charges. Buyer shall pay (i) the costs of standard title insurance and extended coverage endorsements requested by Buyer, (ii) sales tax on the value of the-tangible personal property (if any), (iii) any other recording fees and (iv) one-half of Escrow Agent's escrow fees and charges. Each party shall be responsible for its own legal, accounting and consultant fees.

8.     Prorations.  Any  Rent,  Additional  Rent,  taxes, assessments, operating
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expenses,  utilities  and  similar  matters payable by Buyer to Seller under the
Lease will be prorated at Closing to the extent necessary. Any prepaid rents and security deposits held by Seller (if any) will be transferred to Buyer at Closing. Any matters which cannot be prorated with certainty at Closing shall be adjusted between the parties as soon as reasonably possible after Closing as the correct figures becomes available.

9.     Casualty or Condemnation. In the event of a Major Casualty (as defined in
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the  Lease) to the Premises or the commencement of an action for condemnation of all or any portion of the Premises after Buyer exercises its Purchase Option but prior to Closing, Buyer may at its option terminate this Agreement or proceed with the purchase and sale transaction and take an assignment from Seller of available insurance proceeds and/or condemnation proceeds.

10.     Negotiation  and  Construction. This Agreement and each of the terms and
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provisions  hereof  are  deemed  to  have been explicitly negotiated between the parties, and the language in all parts of this Agreement shall, in all cases, be construed according to its fair meaning and not strictly for or against either party.

11.     Brokers  and Finders. In the event of a claim for broker's fee, finder's
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fee,  commission or other similar compensation in connection herewith, Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to indemnify Seller against and hold Seller harmless from any and all damages, liabilities, costs, expenses, and losses (including, without limitation, reasonable attorneys' fees and costs) which Seller may sustain or incur by reason of such claim, and Seller, if such claim is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify Buyer against and hold Buyer harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys' fees and costs) which Buyer may sustain or incur by reason of such claim The provisions of this section shall survive the termination of this Agreement or the Closing.

12.     GoverningLaws,Attorneys'  Fees.  This  Agreement  shall  be  construed
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according  to  the laws of the Commonwealth of Massachusetts. If either Buyer or
Seller should find it necessary to employ an attorney to enforce a provision of the Agreement or to recover damages, for the breach hereof (including proceedings in bankruptcy), the prevailing party shall be entitled to be reimbursed for its court costs and attorneys' fees, in addition to all damages, through all levels of appeal.

13.     Default.  If  Seller  shall fail to perform any covenant or agreement of
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Seller  contained  herein,  Buyer  may  elect  to  pursue  any  and all remedies available in law or in equity, including, without limitation (a) specific performance of this Agreement; (b) damages from Seller; or (c) termination of this Agreement, return of the Earnest Money and the Sublease shall remain in full force and effect. If Buyer shall fail to perform any covenant or agreement of Buyer contained herein, Seller's retention of the Earnest Money shall be Seller's sole and exclusive remedy and this Agreement shall terminate and the Lease shall remain in full force and effect in accordance with its terms.

14.     Notices.  All  notices required or permitted to be given hereunder shall
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be  in  writing  and  shall  be  personally  delivered, transmitted by telephone facsimile or sent by U.S. certified mail, return receipt requested, addressed as set forth below:

     Buyer:

     c/o  Emeritus  Corporation
3131  Elliott  Avenue,  Suite  500
Seattle,  Washington  98121
Attention:  Raymond  R.  Brandstrom
Telephone  No.:  (206)  298-2909
Fax  No.:  (206)  301-4500

     With  a  copy  to:

     Randi  S.  Nathanson,  Esq.
     The  Nathanson  Group  PLLC
     1520  Fourth  Avenue,  Sixth  Floor
     Seattle,  Washington  98101
     Telephone  No.:  (206)  623-6239
     Fax  No.:  (206)  623-1738


     Seller:

     Auburn  Land  LLC
c/o  Hanseatic  Corporation
450  Park  Avenue,  Suite  202
New  York,  New  York  10022
Attn.:  Mr.  Paul  A.  Biddelman
Telephone  No.:  (212)  832-3038
Facsimile  No.:  (212)  223-2425

     With  a  copy  to:

     Krugman  &  Kailes  LLP
     Park  80  West  Plaza  Two
Saddle  Brook,  New  Jersey  07663
Telephone  No.:  (201)  845-3434
Facsimile  No.:  (201)  845-9627
Attn.:  Mr.  Thomas  Goodwin


Either party hereto may by proper notice made by the other party designate such other address for giving of notices. All notices shall be deemed given on the day such notice is personally served or transmitted by telephone facsimile or on the third business day following the date such notice is mailed in accordance with this Section.

15.     Successors  and  Assigns. This Agreement shall be binding upon and inure
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to  the  benefit  of  the parties hereto and their respective successors, heirs, administrators and assigns. Notwithstanding the foregoing, Buyer may assign this Agreement or any of its rights hereunder.

16.     Authority.  Buyer  and  Seller  each  represent  that  they have all the
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requisite  power  and  authority  as  a limited liability company to own, convey and/or  purchase  property  as  is  contemplated  by  this  Agreement.

17.     No  Conflicts.  Buyer  represents  that  the  execution,  delivery  and
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performance  of the Agreement does not conflict with or result in a violation of its certificate of formation or operating agreement and the execution, delivery and performance by the Buyer of the Agreement will not conflict with or result in a violation of any provision of any agreement, contract or instrument to which the Buyer is a party. Seller represents that the execution, delivery and performance of the Agreement does not conflict with or result in a violation of its certificate of formation or operating agreement, as amended, and the execution, delivery and performance by the Seller of the Agreement will not conflict with or result in a violation of any provision of any agreement, contract or instrument to which the Seller is a party.

18.     Captions.  The  captions  are included in this Agreement for convenience
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of reference only and shall not be construed so as to define, limit or modify in any  manner  any  of  the  terms  hereof.

19.     Counterparts.  This  Agreement  may be executed in counterparts, each of
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which  shall  be  deemed  an  original,  but  all  of which taken together shall constitute  but  one  and  the  same  instrument.

20.     Entire  Agreement.  This  Agreement  contains  the  entire understanding
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between  the parties and supersedes any prior agreements between them respecting the  subject  matter  hereof.

21.     Further  Assurances. As and to the extent otherwise contemplated by this
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Agreement, each party to this Agreement agrees that it will at any time and from time to time after the date hereof, at its sole cost and expense, immediately following the reasonable request of the other party, promptly execute, acknowledge (if necessary) and deliver or cause to be properly executed, acknowledged (if necessary) and delivered, such agreements, certificates, statements, instruments and documents and promptly take, or promptly cause to be taken, such other and further steps and actions, as may be required by law or as reasonably shall be deemed necessary by the other party in order to more fully effect, evidence or carry out the intent and purposes of this Agreement.





                         [Signatures on following page]

Effective  as  of  the  date of exercise of the Purchase Option under the Lease.

     SELLER:                         AUBURN  LAND  LLC

                                   By:  HF  Realty  Holding  LLC
                                   Its:  Managing  Member

     By:     /s/  Paul  Biddelman
             --------------------
Name:             Paul  Biddelman
Its:              President

BUYER:               EMERITUS  PROPERTIES  XIV,  LLC

               By:  Emeritus  Corporation
               Its:  Sole  Member


     By:     /s/  Raymond  R.  Brandstrom
             ----------------------------
Name:             Raymond  R.  Brandstrom
Its:              CFO

LIST  OF  EXHIBITS:
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Exhibit  A     -     Legal  Description  of  the  Real  Properly
Exhibit  B        -     Form  of  Limited  Warranty  Deed